UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
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NATIONWIDE VARIABLE INSURANCE TRUST
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NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

September 14, 2022

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT NS Partners International Focused Growth Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). Until recently, the Fund was known as the “NVIT AllianzGI International Growth Fund.”

Specifically, Nationwide Fund Advisors, the Fund’s investment adviser, recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of NS Partners Ltd to serve as the new subadviser to the Fund. This change became effective on July 18, 2022. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until December 31, 2022. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 1-888-596-1775.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,
Stephen R. Rimes
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT NS Partners International Focused Growth Fund (“the “Fund”), a series of the Trust. Until recently, the Fund was known as the “NVIT AllianzGI International Growth Fund.” All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of August 4, 2022, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement.

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective on July 18, 2022, NS Partners Ltd (“NS Partners”) began serving as the subadviser to the Fund.

NS Partners is unaffiliated with NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. NS Partners is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through a broker-dealer affiliated with the subadviser that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the appointment of NS Partners, located at Southwest House, 11a Regent Street St. James’s London, SW1Y 4LR, United Kingdom, as the new subadviser to the Fund. The Board approved the appointment of NS Partners as the new subadviser to the Fund on July 13, 2022, and NS Partners began serving as the subadviser to the Fund on July 18, 2022. The factors considered by the Board in making its decision to approve NS Partners as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser(s), NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser(s) and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

Allianz Global Investors U.S. LLC (“AllianzGI U.S.”) had been the Fund’s sole subadviser since March 2020.  On May 17, 2022, the U.S. Department of Justice and Securities and Exchange Commission (“SEC”) announced that AllianzGI U.S. agreed to plead guilty to criminal securities fraud in connection with investment management of an AllianzGI U.S. options trading strategy that was marketed and sold to certain institutional investors. As a consequence of the guilty plea and related settlement, AllianzGI U.S. was immediately disqualified from providing advisory services to U.S. registered investment funds for the next ten years, including the Fund. The SEC allowed a brief transition period of ten weeks maximum for NFA to select another subadviser to manage the Fund.

NS PARTNERS

NFA recommended to the Board that NS Partners be appointed to serve as the Fund’s subadviser in place of AllianzGI US. NS Partners has served as the subadviser to a portion of the NVIT Emerging Markets Fund, a different series of the Trust, since September 2021. NFA recommended that NS Partners be appointed based on an analysis of its investment capabilities and processes, management team, compliance program and operational capabilities.  NFA found that NS Partners satisfies NFA’s quantitative, qualitative and risk due diligence standards, as well as the goals NFA wished to achieve with respect to the Fund.

As subadvised by NS Partners, the Fund seeks to provide investors with long-term capital growth by creating a diversified portfolio of non-U.S. equity securities exhibiting long-term growth and quality characteristics. The Fund normally invests primarily in non-U.S. securities, including issuers in emerging market countries, and is not limited in the percentage of its assets that it may invest in any one country, region or geographic area. Emerging market countries typically are developing and low- or middle-income countries. Emerging market countries may be found in regions such as Asia, Latin America, Eastern Europe, the Middle East and Africa.

The Fund may invest in issuers of any size market capitalization, including smaller capitalization companies. The Fund may invest without limit in initial public offerings (“IPOs”) of issuers to seek to capitalize on the opportunity for growth, although such IPOs may not be available for investment by the Fund and the impact of any such IPO would be uncertain. Under normal conditions, the Fund invests at least 80% of its net assets in equity securities issued by companies that are located in, or that derive at least 50% of their earnings or revenues from, countries located around the world other than the United States. Under normal market conditions, the Fund also typically holds a limited number of stocks.

The Fund’s subadviser combines bottom-up fundamental stock selection with industry, sector and regional analyses. The subadviser’s investment process seeks to capture returns from identifying the inefficiencies that result from the failure of markets to price in the impact of economic liquidity (especially monetary conditions), the under-appreciated impact of structural change, and the underpricing of companies’ sustainable competitive advantages. The subadviser therefore generally buys stocks of companies in countries that exhibit these traits and are generating high and improving returns on invested capital, and generally sells stocks of companies that may not meet these criteria.

The Fund may achieve its exposure to non-U.S. securities either directly, including through investments in securities listed outside the United States, or indirectly in U.S.-listed securities of non-U.S. issuers, or through depositary receipts such as American Depositary Receipts (ADRs). Many securities in which the Fund invests are denominated in currencies other than the U.S. dollar.

The portfolio managers who are primarily responsible for the day-to-day management of the Fund subadvised are Ian Beattie, Tim Bray, and Julian Linton.

Mr. Beattie is a portfolio manager and Co-CIO of NS Partners. He has been with the firm since 1996.

Mr. Bray is a portfolio manager and Co-CIO of NS Partners. He has been with the firm since 1985.

Mr. Linton is a lead portfolio manager of NS Partners. He has been with the firm since 2017.

Based on the foregoing considerations, NFA recommended to the Board that NS Partners be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a special meeting held on July 13, 2022, the Board, of which eight of the nine members are not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed and, upon NFA’s recommendation, unanimously approved the appointment of NS Partners as the subadviser to the Fund. The Trustees were provided with detailed materials related to NS Partners in advance of the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by NS Partners as the Subadviser. In making its determinations, the Board took into account information provided by NFA as to the services to be provided by NS Partners under the subadvisory agreement, including information relating to NS Partners’ investment strategy and process for the Fund. The Board also considered the experience of the investment personnel of NS Partners who would be managing the Fund.

Investment Performance. The Board considered information concerning the past performance record of the Fund’s proposed NS Partners portfolio management team in managing the investment strategy it intended to use in managing the Fund’s assets.

Fee Level. The Board considered the subadvisory fee rate that NFA would pay to NS Partners with respect to the Fund. The Board considered that the sub-advisory fee rate that NFA would pay to NS Partners with respect to the Fund would not change based on the existing assets of the Fund, although it would lower the asset threshold at which a fee breakpoint would become effective.    The Board considered that NFA agreed that it would change the breakpoint in its contractual advisory fee schedule to align with the change to the sub-advisory fee schedule so that any savings to NFA as a result of the new sub-advisory fee arrangement would result in a comparable decrease in fees paid to NFA.

Profitability; Fallout Benefits. No information was presented to the Board regarding NS Partners’ expected profitability as a result of the subadvisory agreement or the expected profitability of the Fund with respect to NFA following implementation of the new subadvisory agreement.

Terms of the Subadvisory Agreement. The Board also considered that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place for other series of the Trust.

Conclusion. Based on these and other considerations, none of which were individually determinative of the outcome, and after discussion and consideration among the Trustees, and with NFA, Trust counsel, and independent legal counsel, the Board, including all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement for a two-year period commencing from the execution of the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with NS Partners, dated June 22, 2021, as amended, July 18, 2022, to reflect the addition of the Fund (the “Agreement”), was approved by the Board, including the Independent Trustees, on July 13, 2022. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2024, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by NS Partners. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to the NS Partners (as a percentage of the Fund’s aggregated average daily net assets) is set forth in the table attached as Exhibit A.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to NS Partners and for overseeing and reviewing the performance of NS Partners. NS Partners is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, NS Partners is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers NS Partners selects and to negotiate commissions to be paid on such transactions. In doing so, NS Partners is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, NS Partners and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

NS Partners is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of NS Partners’ willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify NS Partners for any liability and expenses which may be sustained by NS Partners as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that NS Partners establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits NS Partners to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between NS Partners and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement will be on file with the SEC and will be available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT NS PARTNERS

NS Partners is located at Southwest House, 11a Regent Street St. James’s London, SW1Y 4LR, United Kingdom. The following table sets forth the names and principal occupations of the directors and principal executive officers of NS Partners. The address of each person listed below is 11a Regent Street St. James’s London, SW1Y 4LR, United Kingdom.

Name	Title
Anna Elizabeth Kirk	Director, Chief Compliance Officer
Ian James Beattie	Director, Co-Chief Investment Officer
Timothy John Bray	Director, Co-Chief Investment Officer
Michael Walter Freund	Director, Chairman
John Warren Stoddart	Director, President & Chief Executive Officer
Michael John Walsh	Director

NS Partners is an investment management firm registered with the SEC and is part of the Connor, Clark & Lunn Financial Group.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2021, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 6, 2021. The Investment Advisory Agreement was last approved by shareholders of the Fund on May 1, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of August 4, 2022, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of August 4, 2022, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of August 4, 2022, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of NS Partners as subadviser to the Fund, the Trust is required to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with the Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners are also permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of NS Partners, nor do any such Officers or Trustees own securities issued by NS Partners or have any other material direct or indirect interest in NS Partners.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 1-888-596-1775.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

Stephen R. Rimes, Secretary

September 15, 2022

EXHIBIT A

SUBADVISORY FEES

The annual subadvisory fees payable by NFA to NS Partners (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
NVIT NS Partners International Focused Growth Fund	0.35% on Assets up to $500 million; and 0.32% on Assets of $500 million and more.

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
NVIT NS Partners International Focused Growth Fund	0.85% on assets up to $500 million; 0.82% on assets of $500 million and more but less than $1 billion; and 0.80% on assets of $1 billion and more

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2021. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
NVIT NS Partners International Focused Growth Fund	$2,032,985

C-1

EXHIBIT D

OUTSTANDING SHARES

As of August 4, 2022, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
NVIT NS Partners International Focused Growth Fund – Class I	8,653,711.256
NVIT NS Partners International Focused Growth Fund – Class II	22,524,456.891

D-1

EXHIBIT E

5% SHAREHOLDERS

As of August 4, 2022, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT NS Partners International Focused Growth Fund Class I
NATIONWIDE LIFE INSURANCE COMPANY COLMBUS, OH 43218	2,319.671.527	27%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	3,140,671.666	36%
NATIONWIDE LIFE INSURANCE COMPANY
COLUMBUS, OH 43218	1,880,451.189	22%
NVIT NS Partners International Focused Growth Fund Class II
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	1,235,075.121	5%
NATIONWIDE LIFE INSURANCE COMPANY
COLUMBUS, OH 43218	21,213,860.586	94%

E-1

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848‐0920

NVIT NS Partners International Focused Growth Fund
(formerly, NVIT AllianzGI International Growth Fund)

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

September 14, 2022

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the NVIT NS Partners International Focused Growth Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). Until recently, the Fund was known as the “NVIT AllianzGI International Growth Fund.” We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: NVIT NS Partners International Focused Growth Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of NS Partners Ltd to serve as the new subadviser to the Fund. This change became effective on July 18, 2022. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (“SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of August 4, 2022, had selected the Fund as an underlying investment option within their variable contract will receive this Notice. This Notice will be sent to Contract Owners on or about September 30, 2022. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until December 31, 2022. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-888-596-1775.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.